Exhibit 10.2

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (the “Agreement”) is dated as of August __, 2011, by and between Adeona Pharmaceuticals, Inc. (the “Company”), and _____________ (the “Investor”).

WHEREAS:

A.           The Company, the Investor and certain other investors (the “Other Investors” and together with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of February 2, 2011 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company a Warrant (the “Existing Warrant”), which is currently exercisable into ____shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

B.           The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Company and the Investor shall exchange the Existing Warrant currently held by the Investor for a warrant in the form attached hereto as Exhibit A (the “Warrant”) initially exercisable into ______ shares of Common Stock (the “Warrant Shares”), which Warrant shall be identical to the Existing Warrant except that the exercise date shall be extended for an additional two months.

C.           As a closing condition to the transactions contemplated hereby, each of the Other Investors are executing agreements identical to this Agreement (other than proportional changes in the numbers reflecting (x) such warrants (the “Other Warrants”, and together with the Warrant, the “Warrants”) exercisable into such different number of shares of Common Stock (the “Other Warrant Shares”) to be issued to each such Other Investor in exchange for the Existing Warrant of such Other Investor concurrently with the Closing (as defined below)

D.           The exchange of the Existing Warrant for the Warrant at the Closing is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”); and

E.           The Warrant, the Other Warrants, the Warrant Shares and the Other Warrant Shares are collectively referred to herein as the “Securities”.

F.           Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Existing Securities Purchase Agreement as amended hereby.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	EXCHANGES.

1.1         Exchange.  Subject to the satisfaction or waiver of the conditions with respect to the Closing set forth in Sections 5 and 6 below, at the Closing the Investor and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Existing Warrant for the Warrant, as follows (the “Exchange”):

(a)           Closing. The issuance of the Warrant (the “Closing”) shall occur at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166.  The date and time of the Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Investor).

(b)           Consideration.  At the Closing, the Warrant shall be issued to the Investor in exchange for the Existing Warrant without the payment of any additional consideration.

(c)           Delivery.  In exchange for the Existing Warrant, the Company shall, at the Closing, deliver or cause to be delivered to the Investor certificates for the Warrant.  The Investor shall deliver or cause to be delivered to the Company (or its designee) the original Existing Warrant, as soon as commercially practicable following the Closing.  As of the Closing Date,  the Existing Warrant shall be null and void and any and all rights arising thereunder shall be extinguished.

2.           COMPANY REPRESENTATIONS AND WARRANTIES.

2.1          Authorization and Binding Obligation.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Warrant in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrant and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrant, in each case, have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.2          No Conflict.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrant and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or Bylaws (as defined below) of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE Amex applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.

2.3           Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.  The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

2.4           Issuance of Securities.  The issuance of the Warrants are duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.  Upon issuance or upon exercise of the Warrants, the Warrant Shares, in each case, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

2.5           Transfer Taxes.  On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Warrants to be exchanged with the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.6           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.

3.           Investor's Representations and Warranties.  As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Investor represents, warrants and covenants with and to the Company as follows:

3.1           Ownership of Existing Warrant.  The Investor owns the Existing Warrant free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

3.2           Reliance on Exemptions.  The Investor understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

3.3           No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.4           Validity; Enforcement.  This Agreement and the Exchange Documents to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5           No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the Exchange Documents to which the Investor is a party, and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.	COVENANTS.

4.1           Reasonable Best Efforts.  The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.  The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

4.2           Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the fourth Business Day following the date of this Agreement, the Company shall file a Quarterly Report on Form 10-Q describing all the material terms of the transactions contemplated by the Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching this Agreement and the form of the Warrant thereto as exhibits (including all attachments, the “10-Q Filing”).  From and after the issuance of the 10-Q Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

4.3           Holding Period.  For the purposes of Rule 144, the Company acknowledges that the holding period of the Warrants and the Warrant Shares (if acquired using a cashless exercise) may be tacked onto the holding period of the Existing Warrants, and the Company agrees not to take a position contrary to this Section 4.3.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Warrant Shares (if acquired using a cashless exercise) without restriction, without any restrictive legend and without the need for any additional action by the Holder.

4.4           Listing.   The Company shall use reasonable best efforts to maintain the authorization for quotation of the Common Stock on the Principal Market or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Warrants).  The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

4.5           Pledge of Securities .  The Company acknowledges and agrees that the Securities may be pledged by any holder of Securities (an " Investor ") in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

4.6           Variable Securities.  So long as any Buyer beneficially owns any Warrants, the Company shall not issue any other securities that would cause a breach or default under the Warrants.  For so long as any Securities remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the highest then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

4.7           Corporate Existence .  For so long as any Buyer beneficially owns any Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

4.8           Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

4.9           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee)), the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

4.10           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares   in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants.

5.           CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

5.1           The Investor shall have duly executed this Agreement and delivered the same to the Company.

5.2           Each of the Other Investors shall have duly executed the Other Agreement of such Other Investor and delivered the same to the Company.

5.3           The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to each Closing Date.

6.           CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1           The Company shall have duly executed and delivered this Agreement to the Investor.

6.2           Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

6.3           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated by this Agreement

6.4           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

6.5           At the Closing, the Company shall have duly executed and delivered (or caused to be delivered) to the Investor the certificate with respect to the Warrant.

7.           MISCELLANEOUS.

7.1           Miscellaneous Provisions.  Section 9 of the Existing Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

7.2           Termination.  In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement

7.3           Legends. No restrictive legends shall be placed on the certificates representing the Securities.

7.4           Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and exchange transactions contemplated hereby (each an “MFN Document”), is or will be more favorable to such Person than those of the Investor and this Agreement.  If, and whenever on or after the date hereof, the Company enters into an MFN Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the other Exchange Documents and the Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such MFN Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor.  The provisions of this Section 7.4 shall apply similarly and equally to each MFN Document.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

ADEONA PHARMACEUTICALS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name:
Title: